EXHIBIT 21

STIFEL FINANCIAL CORP.

LIST OF SUBSIDIARIES

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation

Stifel Financial Corp.	Delaware
Stifel, Nicolaus & Company, Incorporated	Missouri
Stifel Nicolaus Insurance Agency, Incorporated	Missouri
Ryan Beck Holdings, LLC	Missouri
Stifel Nicolaus Investment Consulting Co. Ltd.	Shanghai
Broadway Air Corp.	Missouri
Century Security Associates, Inc.	Missouri
Choice Financial Partners, Inc.	Missouri
City Securities LLC	Indiana
City Securities Corporation	Indiana
Eaton Partners, LLC	Connecticut
CPE (UK) Ltd.	United Kingdom
Eaton Partners (UK) LLP	United Kingdom
Eaton Partners Advisors (HK) Limited	Hong Kong
Eaton Partners Investment Advisory (Shanghai) Co., Ltd.	China
KBW, LLC	Delaware
Keefe, Bruyette & Woods, Inc.	New York
KBW Asset Management, Inc.	Delaware
MB Advisory Group LLC	Delaware
Miller Buckfire & Company, LLC	Delaware
Stifel Aviation Asset Management, LLC	Delaware
Stifel Aviation Finance Acquisition, LLC	Delaware
Stifel Aviation Management, LLC	Delaware
Stifel Bank & Trust	Missouri
SBT Ventures, LLC	Missouri

Subsidiary Legal Name*	Jurisdiction of Incorporation/Formation

Stifel Bank Community Development Corporation	Missouri
Stifel Bank – CDC – 501 N. Broadway, Inc.	Missouri
1919 Investment Counsel, LLC	Maryland
1919 Services Company, LLC	Delaware
Stifel Financial Capital Trust II	Missouri
Stifel Financial Capital Trust III	Missouri
Stifel Financial Capital Trust IV	Missouri
Stifel Nicolaus Europe Limited	United Kingdom
ISM Investment Holdings Limited	Cayman
ISM Corporate Services Limited	England & Wales
ISM Capital LLP	England & Wales
Stifel Trust Company, Delaware, National Association	Delaware
Stifel Trust Company, National Association	Missouri
Stifel Syndicated Credit, LLC	Delaware
Stifel Venture Corp.	Missouri
Thomas Weisel Partners Group, Inc.	Delaware
Thomas Weisel Partners LLC	Delaware
Thomas Weisel Capital Management LLC	Delaware
Thomas Weisel Venture Partners LLC	Delaware
Thomas Weisel Healthcare Venture Partners LLC	Delaware
Thomas Weisel Global Growth Partners LLC	Delaware
Thomas Weisel Asset Management LLC	Delaware
Ziegler Capital Management, LLC	Wisconsin
Sagewood Asset Management LLC	Delaware

* All subsidiaries of the registrant do business under their legal names. Indentation indicates the principal parent of each subsidiary.